UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K

                                 CURRENT REPORT

                             _______________________

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                 August 9, 2007

                       Diamond Hill Investment Group, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

             000-24498                              65-0190407
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      (Commission File Number)         (I.R.S. Employer Identification No.)

      325 John H. McConnell Blvd, Suite 200, Columbus, Ohio              43215
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      (Address of Principal Executive Offices)                    (Zip Code)

Registrant's Telephone Number, Including Area Code:   (614) 255-3333


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          (Former Name or Former Address, if Changed Since Last Report)

Item 1.02   Termination of a Material Definative Agreement
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On August 9, 2007, the Registrant announced that the Board of Directors and
James F. Laird, chief financial officer, have mutually agreed to terminate Mr. Laird's employment agreement. Only the Registrant's CEO has an employment agreement and there are no plans to seek agreements with others at the Registrant. Additionally Mr. Laird confirmed his commitment to remain in his current position at the Registrant for the foreseeable future and the board and CEO offered him their unqualified support. The termination is further described in the Registrant's press release dated August 9, 2007, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 2.02   Results of Operations and Financial Condition
---------   ---------------------------------------------

Registrant has reported its results of operations for the Fiscal Quarter ended June 30, 2007, as described in Registrant's press release dated August 9, 2007, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 8.00   Other Events
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The Board of Directors of the Registrant has approved a share buy back program for up to 350,000 shares of common stock. The buy back program, effective immediately, is described in Registrant's press release dated August 9, 2007, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits
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(d)  Exhibits

     99.1        Press release issued by the Registrant dated August 9, 2007.



                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DIAMOND HILL INVESTMENT GROUP, INC.


Date: August 9, 2007                           By: /s/ James F. Laird
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                                            James F. Laird, Chief Financial
                                             Officer and Secretary